Exhibit 4.3

POLYPORE INTERNATIONAL, INC.,

THE GUARANTORS named herein

and

THE BANK OF NEW YORK MELLON, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 30, 2010

TO

INDENTURE

Dated as of May 13, 2004

U.S. Dollar-denominated 8¾% Senior Subordinated Notes due 2012

Euro-denominated 8¾% Senior Subordinated Notes due 2012

FIRST SUPPLEMENTAL INDENTURE dated as of November 30, 2010 (this “Supplemental Indenture”), to the Indenture dated as of May 13, 2004 (the “Indenture”) among Polypore International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its U.S. Dollar-denominated 8¾% Senior Subordinated Notes due May 15, 2012 (the “Dollar Notes”) and Euro-denominated 8¾% Senior Subordinated Notes due May 15, 2012 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for, or purchase of, the Notes), amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;

WHEREAS, the Company has solicited the consents of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated November 10, 2010 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent dated November 10, 2010 (as the same may be amended or supplemented from time to time, together with the Statement, the “Offer”), to the proposed amendments to the Indenture upon the terms and conditions set forth therein (the “Amendments”);

WHEREAS, the Company has received and delivered or caused to be delivered to the Trustee the consents of the Holders of at least a majority in principal amount of the outstanding Notes to the Amendments pursuant to the Offer;

WHEREAS, each of the Company and the Guarantors has been authorized by resolution of its board of directors to enter into this Supplemental Indenture;

WHEREAS, each of the Company and the Guarantors has requested that the Trustee join in the execution and delivery of this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the organizational documents of each of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

WHEREAS, the Amendments contained herein will become operative (the “Operative Date”) upon the Company’s acceptance for payment of at least a majority in principal amount of the outstanding Notes that are validly tendered and not withdrawn on or prior to the consent date contemplated by the Offer.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE 1

Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE 2

Amendments to Table of Contents.

(a)  The Table of Contents of the Indenture is amended by deleting the titles to Section 3.09, Sections 4.02 through 4.04, Sections 4.06 through 4.18, Section 8.04(b) and Section 11.06 and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE 3

Elimination or Amendment of Certain Definitions in Article 1 of the Indenture.

Sections 1.01 and 1.02 of the Indenture are amended by (i) deleting the last three paragraphs of the definition of “Unrestricted Subsidiary” and (ii) deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

Elimination of Certain Provisions in Article 3 of the Indenture.

Section 3.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Elimination of Certain Provisions in Article 4 of the Indenture.

(a)           Section 4.02 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b)           Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c)           Section 4.04 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d)           Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e)           Section 4.07 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f)            Section 4.08 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g)           Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h)           Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i)            Section 4.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j)            Section 4.12 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k)           Section 4.13 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l)            Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m)          Section 4.15 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n)           Section 4.16 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o)           Section 4.17 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p)           Section 4.18 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Amendment of Certain Provisions in Article 5 of the Indenture.

(q)           Section 5.01 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the following:

“The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets to any Person unless (i) either: (a) the Company shall be the surviving or continuing corporation or limited liability company; or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety: (x) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant and all obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company and (ii) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  However, transfer of assets from Foreign Subsidiaries to the Company or a domestic Subsidiary of the Company will not be subject to this Section 5.01.”

Elimination of Certain Provisions in Article 8 of the Indenture.

Section 8.04(b) of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE 4

Elimination of Certain Provisions in Article 11 of the Indenture.

Section 11.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE 5

Effectiveness of Amendments to Indenture.

This Supplemental Indenture shall be effective upon its signing by the parties hereto and the Amendments shall not be operative until the Operative Date.

Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended by this Supplemental Indenture.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture

Notices.

The following addresses are the updated notice addresses to be used for any notice or communication by the Company, the Guarantors or the Trustee to the other party:

If to the Company or the Guarantors:

Polypore International, Inc.
11430 North Community House Road, Suite 350

Charlotte, NC 28277
Facsimile No.: (704) 587-8722
Attention: Lynn K. Amos

With copies to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile No.: (212) 728-8214
Attention: Cristopher Greer, Esq.

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street, Fl 4 East
New York, New York 10286
Facsimile No.: (212) 815-5802
Attention:  Global Americas Group — Global Finance Unit

Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including facsimile copies) shall be an original, but all of them together represent the same agreement.

Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

SECTION 5.01.  Successors

All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

POLYPORE INTERNATIONAL, INC.

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

DARAMIC INTERNATIONAL, INC.

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

DARAMIC, LLC

BY POLYPORE INTERNATIONAL, INC.,
ITS MEMBER

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

DARAMIC ASIA, INC.

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

CELGARD, LLC

BY POLYPORE INTERNATIONAL, INC.,
ITS MEMBER

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

[Supplemental Indenture]

DARAMIC ACQUISITION CORP.

By	/S/ LYNN AMOS
Name: Lynn Amos
Title: Chief Financial Officer and Secretary

MP ASSETS CORPORATION

By	/S/ LYNN AMOS
	Name:	Lynn Amos
	Title:	Director

MICROPOROUS HOLDING, LLC

BY MP ASSETS CORPORATION, ITS MEMBER

By	/S/ LYNN AMOS
	Name:	Lynn Amos
	Title:	Director

DARAMIC HOLDING, LLC

BY MICROPOROUS HOLDING, LLC, ITS MEMBER

BY MP ASSETS CORPORATION, ITS MEMBER

By	/S/ LYNN AMOS
	Name:	Lynn Amos
	Title:	Director

MICROPOROUS PRODUCTS, LLC

BY MICROPOROUS HOLDING, LLC, ITS MEMBER

BY MP ASSETS CORPORATION, ITS MEMBER

By	/S/ LYNN AMOS
	Name:	Lynn Amos
	Title:	Director

[Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee,

By	/S/ LICI ZHU
	Name:	Lici Zhu
	Title:	Senior Associate

[Supplemental Indenture]